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Exhibit 10.32
                         LOAN MODIFICATION AGREEMENT

    This Loan Modification Agreement is entered into as of November 12, 1997, by and between Conductus, Inc. (the "Borrower") whose address is 969 West Maude Avenue, Sunnyvale, CA 94086, and Silicon Valley Bank (the "Lender") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Promissory Note, dated August 15, 1994, in the original principal amount of One Million and 00/100 Dollars ($1,000,000.00), as may be amended (the "Line"), a Promissory Note, dated August 15, 1994, in the original principal amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00), as amended ("Term Note 1"), a Promissory Note, dated March 1, 1996, in the original principal amount of One Million and 00/100 Dollars ($1,000,000.00), as may be amended ("Term Note 2"), a Promissory Note dated December 26, 1996, in the original principal amount of One Million and 00/100 Dollars ($1,000,000.00), as may be amended ("Term Note 3"). The line has been modified pursuant to, among other documents, a Loan Modification Agreement dated December 26, 1996, pursuant to which, among other things, the principal amount of the Line was increased to One Million and 00/100 Dollars ($1,000,000.00). Term Note # 1 was amended pursuant to among other documents, a Loan Modification Agreement dated June 20, 1995, pursuant to which, among other things, the principal amount was increased to Two Million and 00/100 Dollars ($2,000,000.00). Hereinafter, the Line, Term Note 1, Term Note 2 and
Note 3 shall be collectively referred to as the "Notes". The Notes, together with other promissory notes from Borrower to Lender, are governed by the terms of a Business Loan Agreement, dated August 15, 1994, between Borrower and Lender, as such agreement may be amended from time to time (the "Loan Agreement"). Defined terms used but not defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the "Indebtedness".

2. DESCRIPTION OF COLLATERAL AND GUARANTIES: Repayment of the Term Notes is secured by a Commercial Security Agreement, dated August 15, 1994. In addition to the foregoing, Borrower has agreed not to sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower's Intellectual Property.

Hereinafter, the above-described security documents, together with all other documents securing payment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.  DESCRIPTION OF CHANGE IN TERMS.

    A.  WAIVER OF COVENANT DEFAULT

        1. Lender hereby waives Borrower's existing default under the Loan Agreement by virtue of Borrower's failure to comply with the Tangible Net Worth covenant as of the month ended September 30, 1997 and the Profitability covenant as of the quarter ended September 30, 1997. Lender's waiver of Borrower's compliance of these covenants shall apply only to the foregoing period. Accordingly, for the month ended October 31, 1997 and the quarter ending December 31, 1997, Borrower shall be in compliance with these covenants as amended herein.

             Lender's agreement to waive the above-described default (1) in no way shall be deemed an agreement by the Lender to waive Borrower's compliance with the above-described covenants as of all other dates and (2) shall not

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             limit or impair the Lender's right to demand strict performance of these covenants as of all other dates and (3) shall not limit the Lender's right to demand strict performance of all other covenants as of any date.

    B.  MODIFICATIONS(S) TO LOAN AGREEMENT.

        1. The paragraph entitled "Financial Covenants" is hereby amended, in its entirety, to read as follows:

             Borrower shall maintain, on a monthly basis, a minimum liquidity coverage ratio of 2.00 to 1.00; a minimum Tangible Net Worth of $3,500,000.00, plus 75% of new equity or Subordinated Debt and a maximum total Debt minus Subordinated Debt to Tangible Net Worth plus Subordinated Debt ratio of 1.00 to 1.00. Furthermore, Borrower may incur losses, provided such losses shall not exceed $1,200,000.00 for the quarter ended December 31, 1997; $900,000.00 for the quarter ending March 31, 1998; $400,000.00 for the quarter ending June 30, 1998 and $100,000.00 for the quarter ending September 30, 1999, with quarterly profitability thereafter

             For calculation purposes, the liquidity coverage ratio shall mean cash or cash equivalents plus availability under the Line divided by the sum of outstanding balances under the Term Notes.

4.  CONSISTENT CHANGES.   The Existing Loan Documents are hereby amended
wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of the Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                               LENDER:

CONDUCTUS, INC.                         SILICON VALLEY BANK


By:                                     By:
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Name:  Charles E. Shalvoy               Name:
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Title: President & CEO                  Title:
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